                                                                       EXHIBIT 5


                               December 24, 1996



McFarland Energy, Inc.
10425 So. Painter Avenue
Santa Fe Springs, California 90670

Ladies and Gentlemen:

          We refer to the registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, being filed by McFarland Energy, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to 260,000 shares of the Company's Common Stock issuable pursuant to the Company's 1996 Incentive Stock Plan (the "Plan") or upon the exercise of options granted or available for grant thereunder.

          We have examined the Plan, originals, photocopies or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

          Based on our examination mentioned above, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Common Stock, when issued and paid for in the manner contemplated in the Plan and any agreement entered into, and any terms and conditions established, pursuant to the Plan, will be legally issued, fully paid and nonassessable; provided, however, that the payment therefor is in any event not less than the par value of the shares of Common Stock so issued, and provided further, that the Compensation Committee of the Board of Directors of the Company which administers the Plan shall not have delegated any of its power and authority thereunder.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                  LOEB & LOEB LLP